Exhibit 99.1

Stock Purchase Agreement

Zhuji Xingmai Network Technologies Co., Ltd (the “Sellers’ Representative”) and SHUXIANG ZHANG (the “Purchaser”) hereby enter into this Stock Purchase Agreement (the “SPA”) on December 22, 2019 in connection with sale and purchase of 520,135 shares of common stock, par value $0.001 (the “Common Stock”), of Bat Group, Inc., a Delaware corporation (the “Company”) as indicated in Section 1 below.

The terms and conditions of this SPA are as follows:

1.	Sale of the Company’s Common Stock.

a.	Siwei Wang, Tao Sun, Guang Ma, Mei Chen and Zhirun Li (collectively the “Sellers”) have authorized the Seller’s Representative to be the record holder of 1,253,914 shares of Common Stock of the Company the Sellers beneficially own pursuant to certain Share Entrustment Agreement dated October 8, 2019. The Sellers specifically consented to the transaction contemplated in this Agreement and authorized the Seller’s Representative to enter into this Agreement.

b.	In consideration of the aggregate amount of $780,202 (the “Purchase Price”), Sellers’ Representative agrees to sell, and the Purchaser agrees to purchase 520,135 shares of Common Stock (the “Shares”).

c.	Following due execution of this SPA and immediately upon Purchaser’s delivery of the wire transfer confirmation of the Purchase Price, the Sellers’ Representative shall deliver the certificates representing the Shares, with all of the fees, instructions and signatures required to transfer the Shares to the Purchaser, to the Company’s transfer agent VStock Transfer located at VStock Transfer, LLC 18 Lafayette Place Woodmere, New York 11598. In the instructions, Sellers’ Representative shall instruct the Company’s transfer agent to cancel the Sellers’ Representative’s certificate representing the Shares and reissue the Shares in the names of the Purchaser and to the Purchaser as follows:

Purchaser’s Name	Amount of Shares to be Transferred	Mailing Address
SHUXIANG ZHANG	520,135 shares of Common Stock	FLOOR 7 BUILDING D NO.28 CHENFU ROAD YOUSHENG MANSION HAIDIAN DISTRICT BEIJING CHINA

d.	The closing of the transactions contemplated by this SPA occurred on the date when the Purchase Price is delivered to the Seller’s Representative and when the Sellers’ Representative’s instruction to transfer the Shares is delivered to the Company’s authorized transfer agent (the “Closing”).

2.	Purchaser represents and warrants to Sellers’ Representative as follows:

a.	Purchaser has the full power and authority to enter into this SPA and to carry out its obligations hereunder.

b.	This SPA has been duly executed and delivered by Purchaser and creates a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

c.	The Purchaser is buying the Shares solely for its own account, for investment and not with a view to resale in connection with a distribution thereof.

d.	The Purchaser agrees to hold harmless Sellers’ Representative from any losses Purchaser may sustain from any resale or disposition of the Shares.

e.	The execution and delivery of this SPA and the consummation of the transactions contemplated herein will not conflict with or violate any law, regulation, court order, judgment or decree applicable to Purchaser or any agreement to which Purchaser is a party, or, in the case of any such law, regulation, court order, judgment, decree or agreement, by which the property of Purchaser is bound or affected.

f.	The Purchaser is a “non-US person” as defined in Regulation S (as defined herein) under the United States Securities Act of 1933, as amended (the “Securities Act”), acquiring the Shares solely for its own account for the purpose of investment. The Purchaser further makes the representations and warranties to the Company set forth on Exhibit A. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

g.	The Purchaser has a net worth and income such that the loss of his, her or its entire investment in the Shares will not adversely affect the Purchaser’s financial condition, business or lifestyle.

h.	The Purchaser has such knowledge, business and investment experience that Purchaser is fully capable of understanding the merits and risks associated with an investment in the Shares.

i.	The representations made in this SPA by Purchaser are deemed to be remade as of the Closing.

j.	The Purchaser is not in possession of any material nonpublic information regarding the Company.

k.	The Purchaser understands that investment in the Shares is an illiquid investment. In particular, they recognize that: (i) they must bear the economic risk of investment in the Shares for an indefinite period of time, since the Shares have not been registered under the Securities Act and therefore cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available.

l.	The Purchaser has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Shares and is able to bear such risks, and has obtained, in the Investor’s judgment, sufficient information from the Company to evaluate the merits and risks of such investment. The Purchaser has evaluated the risks of investing in the Shares, understands there are substantial risks of loss incidental to the purchase of the Shares and has determined that the purchase of Shares is a suitable investment for the Purchaser.

m.	The Purchaser represent that their investment objective is speculative in that they seek the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore their risk exposure is also speculative.

n.	The Purchaser represents that they have read the Company’s SEC filings and other publicly available information.

o.	The Purchaser understands that the Shares have not been registered for resale under the Act, and, therefore, may not be resold unless (i) the Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise transfer the Shares only in accordance with this Section 2.2(f) and who is a non-US person, (iv) the Shares are sold pursuant to Rule 144, or (v) the Shares are sold pursuant to Regulation S. The Purchaser also understands that the Shares are being offered and sold in reliance upon the exemptions of Regulation S. The Purchaser further represents that he is familiar with and understands both Rule 144 and Regulation S. The Purchaser understands that Sellers’ Representative is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the eligibility of the Purchaser to acquire the Shares and the Purchaser acknowledges that it is not relying on any representation or warranty by Sellers’ Representative except as expressly set forth in section 3.

p.	The Purchaser understands that the Shares shall bear a restrictive legend in the form as set forth hereunder. The Purchaser understands that, until such time the Shares may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the form set forth hereunder (and a stop-transfer order may be placed against transfer of the certificates evidencing such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ ACT” ), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

3.	Sellers’ Representative represents and warrants to the Purchaser as follows:

a.	Sellers’ Representative has acquired the consents of each of the Sellers to enter into this and to carry out its obligations hereunder.

b.	Sellers’ Representative is the record owner of the Shares and has good and marketable (except for applicable securities law restrictions) title to the Shares, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature. Sellers’ Representative further represents that the Shares are restricted.

c.	This SPA has been duly executed and delivered by Sellers’ Representative and is the legal, valid and binding obligation of Sellers’ Representative, enforceable against Sellers’ Representative in accordance with its terms.

d.	The Sellers’ Representative releases and forgoes claim to any and all profits and gains on the Shares incurred after the Closing.

e.	The Sellers’ Representative is not in possession of any material nonpublic information regarding the Company.

f.	Sellers’ Representative has provided the Purchaser with such information regarding the Company as is available to the Purchaser.

g.	The Sellers’ Representative understands that Purchaser is relying upon the truth and accuracy of, and the Sellers’ Representative’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Sellers’ Representative set forth herein and the Sellers’ Representative acknowledges that it is not relying on any representation or warranty by Purchaser except as expressly set forth in section 2.

h.	The representations made in this SPA by Sellers’ Representative are deemed to be remade as of the Closing.

4.	Each of Purchaser and Sellers’ Representative agree as follows:

a.	Sellers’ Representative shall hold Purchaser harmless for any commission and/or fees agreed to be paid by Sellers’ Representative to any broker, finder or other person or entity acting or purporting to act in a similar capacity and Purchaser shall hold Sellers’ Representative harmless for any commission and/or fees agreed to be paid by Purchaser to any broker, finder or other person or entity acting or purporting to act in a similar capacity.

b.	To furnish to the other such additional information regarding themselves and the Company as the other shall reasonably request prior to Closing and which may be obtained without any unreasonable hardship or expense in connection with the consummation of the transactions contemplated in this SPA.

c.	To do all things reasonably necessary or convenient before or after the Closing, and without further consideration, to consummate the transactions contemplated herein.

5.	Indemnification by the Purchaser: The Purchaser agrees to indemnify, defend and hold harmless Sellers’ Representative against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach by Purchaser of any of the representations, warranties, covenants or agreements of Purchaser contained in this SPA.

6.	Indemnification by the Sellers’ Representative: Sellers’ Representative agrees to indemnify, defend and hold harmless the Purchaser against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach by Sellers’ Representative of any of the representations, warranties, covenants or agreements of Sellers’ Representative contained in this SPA.

7.	Jurisdiction and Venue; Choice of Law; Waiver of Jury Trial; Attorneys’ Fees: The sole and exclusive jurisdiction and venue for any action or proceeding arising from or relating to this SPA shall be the federal and state courts located in the City and County of New York, State of New York, and all parties hereto consent to the jurisdiction of such courts. This SPA shall be deemed to have been executed and delivered within the State of New York, and any disputes arising from or relating to this SPA shall be governed by the laws of the State of New York. All parties hereto agree that they irrevocably waive their right to a trial by jury in any action or proceeding arising from or relating to this SPA. If any action or proceeding is brought by any party arising from or relating to this SPA or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the arbitrator, trial court, and/or appellate court if such party substantially prevails on all the issues in dispute. All questions as to the interpretation and effect of this SPA shall be determined under the laws of the State of New York.

8.	Survival: The representations and warranties contained herein shall survive the date of the Closing for a period of one (1) year, except for Section 3 (b) which will last indefinitely.

9.	Notice: Any notices required or permitted to be given under the terms of this SPA shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party hereto.

10.	Counterparts: This SPA may be executed by facsimile or scanned document via email in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same SPA.

11.	Parties in Interest. This SPA may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This SPA shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, this SPA is executed the day and year first above written.

PURCHASER

By:	/s/ Shuxiang Zhang
Name:	SHUXIANG ZHANG

SELLERS’ REPRESENTATIVE

By:	/s/ Zhuji Xingmai
Name:	Zhuji Xingmai Network Technologies Co., Ltd

EXHIBIT A TO

THE SPA OF STOCK PURCHASE AGREEMENT

NON U.S. PERSON REPRESENTATIONS

The Purchaser indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present pGuang or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in Section 5.1.

7.	Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any pGuang or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this SPA.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.	Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this SPA with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this SPA.

14.	Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this SPA is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.